POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that the undersigned Trustees of

VALIC COMPANY II

do hereby severally constitute and appoint Gregory N. Bressler, Kathleen D. Fuentes, John T. Genoy, Edward J. Gizzi, Gregory R. Kingston, and Christopher J. Tafone and/or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with (i) filing with the U.S. Securities and Exchange Commission (the “Commission”), including, but not limited to, registration statements on Form N-1A and Form N-14, and any and all amendments thereto, proxy and information statements, with full power and authority to execute said registration statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Commission, and (ii) all filings with, and other documents with respect to, states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof, including, but not limited to, Declaration of Trust, By-Laws, and any and all amendments thereto, with full power and authority to execute said document or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the applicable states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

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WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ Thomas J. Brown	Trustee	November 17, 2020
Thomas J. Brown

/s/ Judith L. Craven	Trustee	November 17, 2020
Judith L. Craven

/s/ Yvonne Montgomery Curl	Trustee	November 17, 2020
Yvonne Montgomery Curl

/s/ Timothy J. Ebner	Trustee	November 17, 2020
Timothy J. Ebner

/s/ Gustavo E. Gonzales, Jr.	Trustee	November 17, 2020
Gustavo E. Gonzales, Jr.

/s/ Peter A. Harbeck	Trustee	November 17, 2020
Peter A. Harbeck

/s/ Kenneth J. Lavery	Trustee	November 17, 2020
Kenneth J. Lavery

/s/ Eric S. Levy	Trustee	November 17, 2020
Eric S. Levy

/s/ John E. Maupin, Jr.	Trustee	November 17, 2020
John E. Maupin, Jr.